As filed with the Securities and Exchange Commission on January 24, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

GAIN CAPITAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4568600
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Bedminster One, 135 Route 202/206, Bedminster, New Jersey (Address of Principal Executive Offices)	07921 (Zip Code)
GAIN Capital Holdings, Inc.
2010 Omnibus Incentive Compensation Plan
2011 Employee Stock Purchase Plan
(Full Title of the Plan)

Glenn H. Stevens
President and Chief Executive Officer
GAIN Capital Holdings, Inc.
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Name and Address of Agent For Service)
(908) 731-0700
(Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:
Andrew P. Gilbert, Esq.
DLA Piper LLP (US)
300 Campus Drive, Suite 100
Florham Park, New Jersey 07932
(973) 520-2553

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum
Title of Securities	Amount to be	Offering Price Per		Aggregate Offering		Amount of
to be Registered	Registered(1)	Share		Price(2)		Registration Fee
Common Stock, $0.00001 par value per share, to be issued pursuant to prior stock option awards under the 2010 Omnibus Incentive Compensation Plan	4,647,352 shares	$2.33	(3)	$10,828,330	(3)	$1,258
Common Stock, $0.00001 par value per share, to be issued pursuant to prior restricted stock unit awards under the 2010 Omnibus Incentive Compensation Plan	1,865,439 shares	$9.60	(2)	$17,908,214	(2)	$2,080
Common Stock, $0.00001 par value per share, to be issued pursuant to future awards and grants under the 2010 Omnibus Incentive Compensation Plan	1,400,000 shares	$9.60	(2)	$13,440,000	(2)	$1,561
Common Stock, $0.00001 par value per share to be issued pursuant to the 2011 Employee Stock Purchase Plan	500,000 shares	$9.60	(2)	$4,800,000	(2)	$558
Total	8,412,791 shares					$5,457

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the GAIN Capital Holdings, Inc. 2010 Omnibus Incentive Compensation Plan or the GAIN Capital Holdings, Inc. 2011 Employee Stock Purchase Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by GAIN Capital Holdings, Inc., which results in an increase in the number of the outstanding shares of common stock of GAIN Capital Holdings, Inc. This registration statement also relates to an indeterminate amount of interests in the GAIN Capital Holdings, Inc. Employee Stock Purchase Plan.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the reported high and low sales prices per share of the common stock of GAIN Capital Holdings, Inc. on January 20, 2010, as reported by the New York Stock Exchange. Pursuant to Rule 457(h)(2) of the Securities Act of 1933, as amended, no separate registration fee is required with respect to the plan interests.

(3)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $2.33, the weighted average exercise price of the 4,647,352 shares subject to outstanding stock option grants under the 2010 Omnibus Incentive Compensation Plan.

PART I
Information Required in the Section 10(a) Prospectus
     As permitted by the rules of the Securities and Exchange Commission, referred to herein as the Commission, under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 omits the information specified in Part I of Form S-8.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
     GAIN Capital Holdings, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement on Form S-8 (the “Registration Statement”) the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s prospectus filed pursuant to Rule 424(b)(4) under the Securities Act on December 15, 2010 relating to the registration statement on Form S-1, as amended (File No. 333-161632), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and
(b)	The description of the Registrant’s outstanding common stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on December 14, 2010, including any amendment or report filed for the purpose of updating the description.
     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its

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stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
     In addition to the indemnification provided for in our certificate of incorporation, we have entered into separate indemnification agreements with each of our directors and executive officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law prior to completion of this offering. These indemnification agreements require us, among other things, to indemnify our directors and executive officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
     We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits

Exhibit
Number	Exhibit
3.1	Third Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1, No. 333-161632).

3.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, No. 333-161632).

4.1	GAIN Capital Holdings, Inc. 2010 Omnibus Incentive Compensation Plan (Incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1, No. 333-161632).

4.2	GAIN Capital Holdings, Inc. 2011 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1, No. 333-161632)

5.1	Opinion of DLA Piper LLP (US), counsel to Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

Item 9. Undertakings
A. The undersigned Registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”),
(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;
(2)	that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedminster, State of New Jersey, on this 24th day of January, 2011.
GAIN Capital Holdings, Inc.

/s/ Glenn H. Stevens
Glenn H. Stevens
President and Chief Executive Officer (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the GAIN Capital Holdings, Inc. Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedminster, State of New Jersey, on the 24th day of January, 2011.

GAIN Capital Holdings, Inc. Employee Stock Purchase Plan
By:	/s/ Susanne Lyons
Susanne Lyons
Chairman of the Compensation Committee

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of GAIN Capital Holdings, Inc., hereby severally constitute and appoint Glenn H. Stevens and Henry C. Lyons, our true and lawful attorneys, with full power to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable GAIN Capital Holdings, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glenn H. Stevens Glenn H. Stevens	President, Chief Executive Officer and Director (Principal Executive Officer)	January 24, 2011

/s/ Henry C. Lyons Henry C. Lyons	Chief Financial Officer and Treasurer (Principal Financial Officer)	January 24, 2011

/s/ Daryl J. Carlough Daryl J. Carlough	Chief Accounting Officer (Principal Accounting Officer)	January 24, 2011

/s/ Peter Quick Peter Quick	Chairman of the Board of Directors	January 24, 2011

Mark E. Galant	Director	January 24, 2011

/s/ Christopher W. Calhoun Christopher W. Calhoun	Director	January 24, 2011

/s/ Susanne D. Lyons Susanne D. Lyons	Director	January 24, 2011

/s/ James C. Mills James C. Mills	Director	January 24, 2011

/s/ Joseph Schenk Joseph Schenk	Director	January 24, 2011

/s/ Christopher S. Sugden Christopher S. Sugden	Director	January 24, 2011

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC
EXHIBITS
TO
FORM S-8
UNDER THE
SECURITIES ACT OF 1933
GAIN CAPITAL HOLDINGS, INC.

EXHIBIT INDEX

Exhibit
Number	Exhibit
3.1	Third Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1, No. 333-161632).

3.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, No. 333-161632).

4.1	GAIN Capital Holdings, Inc. 2010 Omnibus Incentive Compensation Plan (Incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1, No. 333-161632).

4.2	GAIN Capital Holdings, Inc. 2011 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1, No. 333-161632)

5.1	Opinion of DLA Piper LLP (US), counsel to Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).